UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2010
ALIMERA SCIENCES, INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34703	20-0028718
(Commission File No.)	(IRS Employer Identification No.)
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (678) 990-5740
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-99.1

Item 1.01.	Entry into a Definitive Material Agreement.
     Term Loan Agreement
     On October 14, 2010 (the “Effective Date”), Alimera Sciences, Inc. (the “Company”) entered into a Loan and Security Agreement with Silicon Valley Bank and MidCap Funding III, LLC (the “Lenders”) under which the Company borrowed up to $12.5 million (the “Term Loan Agreement”). The Company received $6.25 million of the amount borrowed on the Effective Date (the “Initial Tranche”) and may receive another $6.25 million if the United States Food and Drug Administration approves the Company’s Iluvien product prior to July 31, 2011 (the “Second Tranche”). To secure the repayment of any amounts borrowed under the Term Loan Agreement, the Company granted to the Lenders a first priority security interest in all of its assets, other than its intellectual property (provided that in the event the Company fails to meet certain financial conditions, a curable lien will be imposed on the Company’s intellectual property). The Company also agreed not to pledge or otherwise encumber its intellectual property assets.
     The Company is required to maintain its primary operating and other deposit accounts and securities accounts with Silicon Valley Bank, which accounts must represent at least 50% of the dollar value of the Company’s accounts at all financial institutions.
     The Company will be required to pay interest on borrowings under the Term Loan Agreement at a rate of 11.5% on a monthly basis through July 31, 2011. Thereafter, the Company will be required to repay the principal, plus interest at such rate if the Second Tranche is advanced to the Company prior to February 28, 2011 (and plus interest at a rate of 12% if the Second Tranche is advanced to the Company after February 28, 2011), in 27 equal monthly installments. The Company paid to the Lenders an upfront fee of $62,500, and will pay to the Lenders an additional final payment of 3% of the total principal amount. In addition, if the Company repays the loan prior to maturity, it will pay to the Lenders a prepayment penalty of 5% of the total principal amount if the prepayment occurs within one year after the funding date, 3% of the total principal amount if the prepayment occurs between one and two years after the funding date and 1% of the total principal amount of the prepayment occurs thereafter (each a “Prepayment Penalty”), provided in each case that such Prepayment Penalty will be reduced by 50% in the event of an acquisition of the Company. The Company also agreed to customary affirmative and negative covenants and events of default in connection with this arrangement. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Term Loan Agreement and an increase to the applicable interest rate, and would permit the Lenders to exercise remedies with respect to the collateral under the Term Loan Agreement.
     In connection with entering into this agreement, the Company issued to Silicon Valley Bank, a warrant to purchase up to 31,818 shares of the Company’s common stock and to MidCap Funding III, LLC, a warrant to purchase up to 47,728 shares of the Company’s common stock (together, the “Lender Warrants”). Each of the Lender Warrants is exercisable immediately, has a per-share exercise price of $11.00 and has a term of 10 years. In addition, the Lenders will have certain registration rights with respect to the shares of common stock issuable upon exercise of the Lender Warrants.
     The Term Loan Agreement and the Lender Warrants, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this report on Form 8-K, are incorporated herein by reference. The foregoing description of the Term Loan Agreement and the Lender Warrants is qualified in its entirety by reference to such exhibits.
     Revolving Loan Agreement
     On October 14, 2010, the Company and Silicon Valley Bank entered into a Loan and Security Agreement (the “Revolving Loan Agreement”), pursuant to which the Company obtained a secured revolving line of credit from Silicon Valley Bank with borrowing availability up to $20,000,000.
     The Revolving Loan Agreement provides for a working capital-based revolving line of credit (the “Revolving Line”) in an aggregate amount of up to the lesser of (i) $20.0 million, or (ii) 85% of eligible domestic accounts receivable. The Revolving Line matures on October 31, 2013.
     Amounts advanced under the Revolving Line bear interest at an annual rate equal to Silicon Valley Bank’s prime rate plus 2.50% (with a rate floor of 6.50%). Interest on the Revolving Line is due monthly, with the balance due at the maturity date. The Company paid to the Silicon Valley Bank an upfront fee of $100,000. In addition, if the Company terminates the Revolving Line prior to maturity, it will pay to Silicon Valley Bank a fee of $400,000 if the termination occurs within one year after the Effective Date and a fee of $200,000 if the termination occurs more than one year after the Effective Date (each a “Termination Fee”), provided in each case that such Termination Fee will be reduced by 50% in the event of an acquisition of the Company.
     To secure the repayment of any amounts borrowed under the Revolving Loan Agreement, the Company granted to Silicon Valley Bank a security interest in all of its assets, other than its intellectual property (provided that in the event the Company fails to meet certain financial conditions, a curable lien will be imposed on the Company’s intellectual property). The Company also agreed not to pledge or otherwise encumber its intellectual property assets.
     The Company also agreed to customary affirmative and negative covenants and events of default in connection with the Revolving Loan Agreement. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Revolving Loan Agreement and an increase to the applicable interest rate, and would permit Silicon Valley Bank to exercise remedies with respect to the collateral under the Revolving Loan Agreement.
     The Revolving Loan Agreement, which is filed as Exhibit 10.2 to this report on Form 8-K, is incorporated herein by reference. The foregoing description of the Revolving Loan Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities
     The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Rule 506 of Regulation D, in connection with the issuance of the Lender Warrants in connection with the Term Loan Agreement. The Lender Warrants and the shares of common stock issuable under the Lender Warrants, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.
     The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
4.1	Warrant to Purchase Stock dated October 14, 2010 issued to Silicon Valley Bank
4.2	Warrant to Purchase Stock dated October 14, 2010 issued to MidCap Funding III, LLC
10.1	Loan and Security Agreement dated October 14, 2010 between Registrant, Silicon Valley Bank and MidCap Funding III, LLC
10.2	Loan and Security Agreement dated October 14, 2010 between Registrant and Silicon Valley Bank
99.1	Press Release of Alimera Sciences, Inc. dated October 14, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.
By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer

Dated: October 18, 2010